Exhibit 5


                                                     October 10, 2002


Masco Corporation
21001 Van Born Road
Taylor, Michigan  48180

         Re:  Masco Corporation
              Registration Statement on Form S-3

Dear Sirs:

     I am acting as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, filed pursuant to Rule 462(b), in which this opinion is included as
Exhibit 5, registering senior debt securities (the "Securities") of Masco Corporation (the "Company"). The Securities are to be issued under an Indenture dated as of February 12, 2001 between the Company and Bank One Trust Company, National Association, as Trustee (the "Indenture").

     I or attorneys under my supervision upon whom I am relying, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate records, as I have deemed necessary or advisable for the purpose of this opinion. Based upon the foregoing, I am of the opinion that:

     (1) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware;

     (2) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company; and

     (3) When the issuance of the Securities has been duly authorized by appropriate corporate action and such Securities have been duly executed, authenticated and delivered in accordance with the Indenture and sold as described in the Registration Statement, including the Prospectus and Prospectus Supplement relating to such Securities, subject to the final terms of the Securities being in compliance with then applicable law, the Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Company's Registration Statement on Form S-3. I also consent to the reference to me under the caption "Legal Opinions" in the Prospectus.

                                           Very truly yours,


                                           /s/John R. Leekley
                                           -----------------------------------
                                           John R. Leekley
                                           Senior Vice President and
                                             General Counsel